EXHIBIT 10.29

April 11, 2002

Agreement Between Jim Green and Digital Lightwave

Company to advance $175,000 to Jim Green on April 12, 2002.

Jim Green is to use the funds to pay a $100,000 Federal income tax liability and pay off other debts totaling $75,000.

Dr. Zwan will work with Jim Green to refinance the mortgage on his house and to increase the mortgage by approximately $200,000.

The company will receive $175,000 of the increase plus interest at 8% and Jim Green will receive the balance.

Jim Green will provide a second lien on his home to secure the advance and previous $200,000 loan. The lien will be released once the $175,000 advance is repaid to the Company.

The Company will provide a $2,000 monthly allowance until the October, 2001 salary reductions are restored.

The Company is responsible for fees on the above refinancing.

All previous employment agreements with Jim Green are rescinded and Jim Green will receive the standard executive package.


Agreed,


________
Jim Green

For Digital Lightwave


_____________
Dr. Bryan Zwan